EXHIBIT 4.4
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                  FORM OF NON-INCENTIVE STOCK OPTION AGREEMENT



                      NON-INCENTIVE STOCK OPTION AGREEMENT
                                      Under
                             TRIARC COMPANIES, INC.
                         2002 EQUITY PARTICIPATION PLAN

                          _____ Shares of Common Stock

         TRIARC COMPANIES, INC. (the "Company"), pursuant to the terms of its 2002 Equity Participation Plan (the "Plan"), hereby irrevocably grants to _______ (the "Optionee") the right and option to purchase _______ shares of Class A Common Stock, par value $.10 per share (the "Common Stock"), of the Company upon and subject to the following terms and conditions:

         1. The Option is not intended to qualify as an incentive stock option under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended, or its predecessor (the "Code").

         2. __________ is the date of grant of the Option ("Date of Grant").

         3. The purchase price of the shares of Common Stock subject to the Option shall be $ _________ per share.

         4. Subject to the Optionee's continued provision of services to the Company, the Option shall be exercisable as follows:

                  (a) One-third of the shares of Common Stock subject to the Option shall be exercisable after ______________.

                  (b) One-third of the shares of Common Stock subject to the Option shall be exercisable after ______________.

                  (c) One-third of the shares of Common Stock subject to the Option shall be exercisable after ______________.

         Notwithstanding the foregoing, in the event of (i) the termination of the Optionee's services to the Company as a result of the Optionee's death or disability, or (ii) the occurrence of a Change of Control (as defined in the Plan), the Option shall be deemed to be fully (100%) vested and exercisable as of immediately prior to the Optionee's death or disability or the Change of Control.

         5. The unexercised portion of the Option shall automatically and without notice terminate and become null and void at the earlier of (a) expiration of ten (10) years from the Date


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of Grant and (b) the earliest applicable time specified in Section 6.

         6. The unexercised portion of any such Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                  (a)      ______________;

                  (b) the termination of the Optionee's services to the Company and its subsidiaries if the Optionee's services are terminated for "cause," that is for "cause" or any like term, as defined in any written contract between the Company and the Optionee; or if not so defined, (i) on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against the Company or any affiliate, (ii) for violation of a policy of the Company or any affiliate, (iii) for serious and willful acts or misconduct detrimental to the business or reputation of the Company or any affiliate;

                  (c) the termination of Optionee's services to the Company and its subsidiaries for reasons other than as provided in subsection (b), (d),
(e) or (f) of this Section 6; provided, however, that the portion of the Option granted to such Optionee which was exercisable immediately prior to such termination may be exercised until the earlier of (i) 90 days after his termination of service or (ii) the date on which such Option terminates or expires in accordance with the provisions of this Agreement (other than this Section 6);

                  (d) the termination of Optionee's services to the Company and its subsidiaries by reason of the Optionee's death, or if the Optionee's services terminate in the manner described in subsection (c) of this Section 6 and the Optionee dies within such period for exercise provided for therein; provided, however, that the portion of the Option exercisable by the Optionee immediately prior to the Optionee's death shall be exercisable by the Optionee's executors or administrators, as provided in Section 10, or by the person to whom the Option passes (the Optionee's "Beneficiary") under such Optionee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) one year after the Optionee's death or (ii) the date on which such Option terminates or expires in accordance with the provisions of this Agreement (other than this Section 6);

                  (e) the termination of Optionee's services to the Company and its subsidiaries by reason of the Optionee's disability; provided, however, that the portion of the Option exercisable by the Optionee immediately prior to the Optionee's disability may be exercised until the earlier of (i) one year after Optionee's disability or (ii) the date on which such Option terminates or expires in accordance with the provisions of this Agreement (other than this Section 6); or

                  (f) the occurrence of a Change of Control (as defined in the Plan); provided, however, that the portion of the Option which remains outstanding and unexercised immediately prior to such Change of Control shall be exercisable until the earlier of (A) the date described in Section 5 and (B) the later of (i) the first anniversary of the Change of Control and (ii) the time otherwise determined pursuant to the foregoing provisions of this Section 6.

         To the extent necessary to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act") as in effect from time to time or any successor rule thereafter ("Rule 16b-3"), the provisions of this Section 6 shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

         7. The Option shall be exercised by the Optionee (or by the Optionee's Beneficiary, as provided in Section 6, or by the Optionee's executors or administrators, as provided in Section 9), subject to the provisions of the Plan and of this Agreement, as to all or part of the shares of Common Stock covered hereby, as to which the Option shall then be exercisable, by the giving of written notice of such exercise to the Company at its principal business office, accompanied by payment of the full purchase price for the shares being purchased. Payment of such purchase price shall be made (a) by cash or by check payable to the Company and/or (b) by delivery of unrestricted shares of Common Stock having a fair market value (determined as of the date the Option is exercised, but in no event at a price per share less than the par value per share of the Common Stock delivered) equal to all or part of the purchase price and, if applicable, of a check payable to the Company for any remaining portion of the purchase price. Whenever the Optionee is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering shares of Common Stock, the Optionee may, subject to procedures satisfactory to the Committee (as defined in the Plan), satisfy such delivery requirement by presenting proof of beneficial ownership of such shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares from the shares acquired by the exercise of the Option (or if the Option is paid in cash, cash in an amount equal to the fair market value of such shares on the date of exercise). Payment in accordance with this Section 7 may be satisfied by delivery to the Company of an assignment of sufficient amount of the proceeds from the sale of shares of Common Stock acquired upon exercise of the Option to pay for all of the shares of Common Stock acquired upon such exercise and on authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the Optionee's direction at he time of exercise, provided that the Committee may require Optionee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the Optionee incurring any liability under Section 16 of the Act and does not require the consent, clearance or approval of any governmental or regulatory body (including any securities exchange or similar self-regulatory organization).

         The Company shall cause certificates for the shares so purchased to be delivered to the Optionee or the Optionee's Beneficiary, executors or administrators, against payment of the purchase price, as soon as practicable following the Company's receipt of the notice of exercise.

         8. Neither the Optionee nor the Optionee's Beneficiary, executors or administrators shall have any of the rights of a stockholder of the Company with respect to the shares subject to the Option until a certificate or certificates for such shares shall have been issued upon the exercise of the Option.


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         9.       The Option shall not be transferable by the Optionee other than to the Optionee's Beneficiary, executors or administrators by will or the laws of descent and distribution, and during the Optionee's lifetime shall be exercisable only by the Optionee.

         10. In the event of the Optionee's death, the Option shall thereafter be exercisable (to the extent otherwise exercisable hereunder) only by the Optionee's Beneficiary, executors or administrators.

         11. The terms and conditions of the Option, including the number of shares and the class or series of capital stock which may be delivered upon exercise of the Option and the purchase price per share, are subject to adjustment as provided in Paragraph 19 of the Plan.

         12. The Optionee, by the Optionee's acceptance hereof, represents and warrants to the Company that the Optionee's purchase of shares of capital stock upon the exercise hereof shall be for investment and not with a view to distribution and agrees that the shares of capital stock will not be disposed of except pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), unless the Company shall have received an opinion of counsel satisfactory to the Company that such disposition is exempt from such registration under the Securities Act.

         The Optionee agrees that the obligation of the Company to issue shares upon the exercise of the Option shall also be subject, as conditions precedent, to compliance with applicable provisions of the Act, state securities or corporation laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company's securities shall be listed.

         The Company may endorse an appropriate legend referring to the foregoing representations and restrictions upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of the Option.

         13. The Option has been granted subject to the terms and conditions of the Plan, a copy of which has been provided to the Optionee and which the Optionee acknowledges having received and reviewed. Any conflict between this Agreement and the Plan shall be decided in favor of the provisions of the Plan. Any conflict between this Agreement and the terms of a written employment agreement for the Optionee that has been approved, ratified or confirmed by the Board of Directors of the Company or the Committee shall be decided in favor of the provisions of such employment agreement. Terms used but not defined in this Agreement shall have the meanings given to them in the Plan. This Agreement may not be amended in any manner adverse to the Optionee except by a written agreement executed by the Optionee and the Company.

         14. This grant does not constitute an employment contract. Nothing herein shall confer upon the Optionee the right to continue to serve as a director or officer to the Company or any of its subsidiaries for the length of the vesting schedule set forth in Section 4 or for any portion thereof.


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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by an officer duly authorized thereto as of the ___ day of _______,
______.


                                   TRIARC COMPANIES, INC.


                                   By:  _______________________________________
                                        Name:
                                        Title:


                                   ACCEPTED AND AGREED TO:


                                   ____________________________________________


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